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                                                                     EXHIBIT 2.2


               PRIVATE PLACEMENT AND REGISTRATION RIGHTS AGREEMENT


         THIS PRIVATE PLACEMENT AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of this 12th day of May, 1998, by and among HEALTHDYNE INFORMATION ENTERPRISES, INC., a Georgia corporation ("HIE"), and the persons and entities listed under the heading "Shareholders" on the signature pages hereof (individually, a "Shareholder," and collectively, the "Shareholders").

         WHEREAS, HIE, HUBLink, Inc., an Ohio corporation ("HUBLink"), HIE Acquisition Corporation, an Ohio corporation ("Newco"), and Mark D. Shary ("Shary") have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which it is proposed that Newco will merge with and into HUBLink (the "Merger"), and all of the shares of HUBLink Common Stock held by persons other than HIE will be converted in the Merger into the right to receive HIE Common Stock as determined in accordance with the Merger Agreement; and

         WHEREAS, the Merger Agreement contemplates that HIE and the Shareholders shall enter into this Agreement concurrently with the Merger Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereto covenant and agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as provided in the Merger Agreement.

                  For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                  "Majority Shareholder" shall mean each holder of 10% or more of the outstanding shares of HUBLink Common Stock as of the date of this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.1 Investment Intent. Each Shareholder severally, as to itself only:

                  (a) represents that the HIE Common Stock to be received by the Shareholder pursuant to the Merger Agreement is being acquired for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act except as contemplated by
Section 3 hereof;

                  (b) acknowledges that the HIE Common Stock to be received by the Shareholder pursuant to the Merger Agreement has not been registered under the Securities Act;



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                  (c) represents that it is an "accredited investor" within the meaning of Rule 501 of the Securities Act or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in HIE Common Stock, and that the information provided to HIE in the questionnaire completed by such Shareholder (the "Purchaser's Questionnaire") is true and correct;

                  (d) acknowledges that it received prior to executing this Agreement the HIE disclosure documents listed in Schedule A to this Agreement;

                  (e) acknowledges that HIE has made available to it at a reasonable time prior to its execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information which HIE possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information referred to in (d) above;

                  (f) agrees that it will not sell or otherwise transfer any of the HIE Common Stock except pursuant to the registered offering contemplated by
Section 3 hereof or in one or more private transactions if, in the opinion of counsel reasonably satisfactory to HIE, such transaction or transactions are not required to be registered under the Securities Act; and

                  (g) understands and acknowledges that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy or a sale of HIE Common Stock and that no sale will occur prior to the undersigned's election to receive and receipt of HIE Common Stock pursuant to the Merger Agreement.

         2.2      Pooling of Interests Representation.

                  (a) Each Shareholder whose name is set forth on Schedule B to this Agreement severally, as to itself only, represents and warrants to and covenants with HIE that (i) the Shareholder will not sell, transfer or otherwise dispose of any HIE Common Stock received by the Shareholder pursuant to the Merger Agreement until such time as financial statements covering at least thirty (30) days of the combined operations of HIE and HUBLink following the Merger have been published by HIE.

                  (b) Each Shareholder whose name is not included on Schedule B to this Agreement severally, as to itself only, hereby represents and warrants to HIE that such Shareholder is not an officer or a director of HUBLink or the owner of 10% or more of the outstanding HUBLink Common Stock.

         2.3 Legend. Each certificate representing the HIE Common Stock issued pursuant to the Merger Agreement shall include a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND


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                  MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
                  REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

         3.1 Registration by HIE. As soon as practicable after the Closing Date but in no event later than 20 days thereafter, HIE shall file a registration statement under the Securities Act (the "Registration Statement") with respect to resales by the Shareholders of the HIE Common Stock issued to the Shareholders pursuant to the Merger Agreement and shall cause such registration to become effective as soon as practicable thereafter.

         3.2 Registration Statement Form. The registration provided pursuant to
Section 3.1 shall be effected by the filing of a Registration Statement on Form S-3 or such other form as HIE in its sole discretion determines to be available and appropriate for the registration of resales of the HIE Common Stock by the Shareholders, which shall provide for sales to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition designated by the Shareholders; provided, however, that not more than one underwritten offering shall be made pursuant to such Registration Statement.

         3.3 Expenses. Except as otherwise prohibited by applicable law, HIE will pay all expenses of registration including, without limitation, fees and disbursements of counsel for HIE, blue sky fees and expenses, and accountants' expenses including without limitation any special audits or "comfort" letters incident to or required by any such registration, transfer taxes, fees of transfer agents and registrars, costs of insurance, and any fees and disbursements of underwriters, customarily paid by issuers of securities, but excluding underwriting discounts and commissions and fees of any counsel for the Shareholders.



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         3.4      Obligations with Respect to Registration.

                  (a) In connection with the registration of the HIE Common Stock pursuant to this Agreement, HIE shall:

                           (i) Promptly prepare and file with the Commission any amendments (including post-effective amendments) and supplements to the Registration Statement and to the prospectus included therein (the "Prospectus") as may be necessary to keep such Registration Statement continuously current and effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all HIE Common Stock covered by such Registration Statement for a period to expire upon the earlier of (a) one year following the Closing Date or (b) the date that all of the shares of HIE Common Stock covered by the Registration Statement have been sold by the Shareholders;

                           (ii) Notify the Shareholders and confirm such advice in writing, (w) when such Registration Statement becomes effective, (x) when the filing of any post-effective amendment to such Registration Statement or supplement to the Prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (y) of any request by the Commission for any amendment of or supplement to such Registration Statement or the Prospectus or for additional information and (z) of the entry of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, and, if such stop order shall be entered, HIE shall use its best efforts promptly to obtain the lifting thereof;

                           (iii) Furnish at HIE's expense to the Shareholders
                  (x) at a reasonable time prior to the filing thereof with the Commission a copy of the Registration Statement in the form in which HIE proposes to file the same; not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such Registration Statement; and promptly following the effectiveness thereof, a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and
                  (y) such number of copies of the preliminary, any amended preliminary, and final Prospectus and of each post-effective amendment or supplement thereto, as may reasonably be required in order to facilitate the disposition of the HIE Common Stock covered by such Registration Statement in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, but only while HIE is required under the provisions hereof to cause the Registration Statement to remain effective;

                           (iv) Use all reasonable efforts to register and qualify the HIE Common Stock covered by the Registration Statement under such other securities laws of


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                  such jurisdictions as shall be reasonably requested by the
                  Shareholders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition of the HIE shares received by the Shareholders in the Merger in such jurisdictions; provided, however, that HIE shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions, or to maintain the effectiveness of any such registration or qualification for any period during which it is not required to maintain the effectiveness of the related Registration Statement under the Securities Act as set forth in Section 3.4(a)(i);

                           (v) Promptly notify the Shareholders of the happening
                  of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, subject to the further provisions of Section 3.5(b), HIE will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such HIE shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (vi) Enter into such customary agreements in form and substance satisfactory to HIE and take such other customary actions as may be reasonably requested in order to expedite or facilitate the disposition of the HIE shares covered by the Registration Statement; and

                           (vii) Cooperate with the Shareholders to facilitate
                  the timely preparation and delivery of certificates representing the HIE shares to be sold pursuant to the Registration Statement and not bearing any restrictive legends, and enable such HIE shares to be in such lots and registered in such names as the Shareholders may request at least two (2) business days prior to any delivery of the HIE Shares to the purchaser.

                  (b) HIE's obligations with respect to and compliance with this
Section 3 shall be expressly conditioned upon each Shareholder's compliance with the following:

                           (A) The Shareholders shall cooperate with HIE in
                  connection with the preparation of the Registration Statement, and for so long as HIE is obligated to keep the Registration Statement effective, shall provide to HIE, in writing, for use in the Registration Statement, all such information regarding the Shareholders and their plan of distribution of the HIE shares as may be necessary to enable HIE to prepare the Registration Statement and Prospectus covering the HIE shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.



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                           (B) During such time as the Shareholders may be
                  engaged in a distribution of the HIE shares, the Shareholders shall comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant thereto, shall, among other things: (w) not engage in any stabilization activity in connection with the securities of HIE in contravention of the rules comprising Regulation M; (x) distribute the HIE shares solely in the manner described in the Registration Statement; (y) cause to be furnished to each broker through whom the HIE shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the Prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (z) not bid for or purchase any securities of HIE or attempt to induce any person to purchase any securities of HIE other than as permitted under the Exchange Act.

         3.5      Holdback Agreements.

                  (a) Notwithstanding any provision of this Agreement to the contrary, in the event HIE notifies the Majority Shareholders, in writing and no later than ten (10) days prior to the proposed filing date, that HIE intends to file a registration statement in connection with an underwritten offering (the "Offering") by HIE of any of its capital stock, the Majority Shareholders shall refrain from selling or otherwise distributing any HIE Common Stock within the period requested in writing by the managing underwriter for such Offering, which period shall begin no earlier than two days (subject to prior written notice thereof) prior to the effective date of such registration statement and shall end no later than 90 days after such effective date (the "Offering Restricted Period"); provided, however, that the Majority Shareholders shall not be required to refrain from selling in connection with any Offering unless (i) HIE and all of the directors and executive officers of HIE are also required to refrain from selling for a comparable period with respect to any shares not registered for sale by them in such Offering pursuant to contractual registration rights in effect on the date of this Agreement; and (ii) each of the Majority Shareholders whose shares of HIE Common Stock are covered by the Registration Statement shall be given the opportunity to include such HIE Common Stock in the registration statement filed in connection with such Offering unless the managing underwriter of the Offering in good faith determines that the size of the Offering should be limited to a number of shares less than that requested to be registered by HIE and the Majority Shareholders and all other persons having contractual rights to include securities in such registration statement ("Other Holders"), in which case the number of shares to be registered on behalf of the Majority Shareholders shall be reduced on a proportional basis, together with shares requested to be registered by all Other Holders, it being understood that HIE shall have priority as to sales over the Majority Shareholders and each Other Holder. If the Registration Statement filed pursuant to Section 3.1 is in effect at any time during the Offering Restricted Period and the Majority Shareholders are not permitted to include in the registration statement filed for the Offering all shares requested by the Majority Shareholders to be included in the Offering, HIE's obligation under Section 3.4(a) to keep such Registration Statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Offering

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Restricted Period or, if earlier, until the date on which all of the HIE Common
Stock initially covered thereby has been disposed of.

                  (b) Each of the Majority Shareholders agrees to use his reasonable best efforts to give HIE prior oral notice, directed to its Chief Executive Officer or its Chief Financial Officer, confirmed immediately in writing by facsimile transmission, of its intention to sell any shares of HIE Common Stock under the Registration Statement, which notice shall be given at least two (2) days in advance of any such proposed sale; provided, however, that no liability shall attach to the inadvertent failure of a Majority Shareholder to give such notice to HIE. Notwithstanding anything set forth herein to the contrary, in the event that HIE notifies the Shareholders in writing (the "Disclosure Notice") that

                                    (i)  there exist bona fide financing,
                           acquisition or other plans of HIE or other matters which would require disclosure by HIE of information, the premature disclosure of any of which would adversely affect or otherwise be detrimental to HIE, or

                                    (ii) HIE desires to amend the Registration
                           Statement or to supplement the Prospectus in order to disclose material information required to be disclosed in the Prospectus included in such Registration Statement, as then in effect, in order to correct an untrue statement of a material fact or to disclose an omitted material fact that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Shareholders shall refrain from selling HIE Common Stock thereunder until HIE notifies the Shareholders in writing that (x) the required amendment or supplement has been filed with the Commission (which filing will be made as promptly as practicable, subject to the provisions of Section 3.5(b)(i)), (y) HIE notifies the Shareholders that the potentially disclosable event no longer exists and that the Prospectus included in the Registration Statement does not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading; or (z) until 90 days following the Disclosure Notice, whichever is earlier (the "Disclosure Restricted Period"). If a Registration Statement filed pursuant to Section 3.1 is effective at the time during the Disclosure Restricted Period, HIE's obligation under
Section 3.4(a) to keep such Registration Statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Disclosure Restricted Period, or, if earlier, until the date on which all of the HIE Common Stock initially covered thereby has been disposed of.

         3.6 SEC Filings. HIE will use commercially reasonable efforts to timely file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted thereunder to the extent required to enable the sale of the HIE Common Stock pursuant to the Registration Statement filed on Form S-3 or pursuant to Rule 144 promulgated under the Securities Act for the period commencing on the date hereof and ending on the earlier of (i) one


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year from the Closing Date or (ii) the sale by the Shareholders of all of the
HIE Common Stock referred to in Section 3.1.

         3.7      Indemnification and Contribution.

                  (a) By HIE. In connection with the registration under the Securities Act of the HIE Common Stock pursuant to this Section 3, HIE shall indemnify and hold harmless the Shareholders and each other person, if any, who controls any of the Shareholders within the meaning of Section 15 of the Securities Act ("controlling persons"), against any expenses, losses, claims, damages, liabilities or costs (including without limitation court costs and attorneys' fees), joint or several (or actions in respect thereof) ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such HIE Common Stock was registered under the Securities Act, in any preliminary Prospectus (if used prior to the effective date of such Registration Statement) or in any final Prospectus or in any post-effective amendment or supplement thereto (if used during the period HIE is required to keep the Registration Statement effective) (the "Disclosure Documents"), or (ii) any omission or alleged omission to state in any of the Disclosure Documents a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by HIE in connection with the performance of its obligations under this Section 3; and HIE will reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality with respect to any offering of securities pursuant to this Section 3; provided, however, that HIE shall not be liable to an indemnified party or any other Shareholder or controlling person of any other Shareholder in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to HIE by such indemnified party for use therein, or (y) made in any preliminary Prospectus if a copy of the final Prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such HIE Common Stock to such person and the untrue statement or omission concerned had been corrected in such final Prospectus and copies thereof had timely been delivered by HIE to such indemnified party, or (z) made in any Prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission; or (ii) the use of any Prospectus after such time as HIE has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or the use of any Prospectus after such time as the obligation of HIE to keep the same current and effective has expired. In determining the actual knowledge of an indemnified party for purposes of clause (i)(z) above, the actual knowledge (without any requirement of due inquiry) of a controlling person of the Shareholders who is also a director of HIE shall be imputed to the Shareholders (and its other controlling persons).




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                  (b) By the Shareholders. In connection with the registration under the Securities Act of the HIE Common Stock of the Shareholders pursuant to this Section 3, the Shareholders receiving such HIE Common Stock shall, severally, indemnify and hold harmless HIE, each of its directors, each of its officers who have signed such Registration Statement and each other person, if any, who controls HIE within the meaning of Section 15 of the Securities Act, and each other Shareholder and each controlling person of such Shareholders against any Losses to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to HIE by such indemnifying party for use therein; (ii) the use by such indemnifying party of any Prospectus after such time as HIE has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or after such time as the obligation of HIE to keep the Registration Statement effective and current has expired, or (iii) any information given or representation made by such indemnifying party in connection with the sale of HIE Common Stock which is not contained in and not in conformity with the Prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and such indemnifying party shall reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Section 3.

                  (c) Actions Commenced. If a third party commences any action or proceeding against an indemnified party related to any of the matters subject to indemnification under Section 3.7(a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing of the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless the indemnifying party is prejudiced thereby.

                      The indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of the notice from the indemnified party without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would represent a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct the


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defense of such action on behalf of the indemnified party, or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment against the indemnified party (or settle any claim involving an admission of fault on the part of the indemnified party), except with the consent of the indemnified party (which consent shall not be unreasonably withheld).

                  (d) Contribution. If the indemnification provided for in subsections (a) or (b) of this Section 3.7 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) HIE or the Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Limitation of Liability of Shareholders. The indemnification obligation under Section 3.7(b), and the contribution obligation under Section 3.7(d), of a Shareholder shall be limited to the amount of proceeds received by such Shareholder upon the sale of HIE Common Stock under the registration statement filed pursuant to this Section 3.

         4.1 Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered by hand; if given by mail, three (3) days after the date of mailing, postage prepaid, certified or registered mail to a party hereto at the address set forth below; if given by facsimile, upon transmission to the number set forth below provided written confirmation is sent to the address below; if given by overnight delivery service addressed to the address set forth below, the business day following the day on which such notice is sent:

                  If to HIE:



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                           Healthdyne Information Enterprises, Inc.
                           1850 Parkway Place, 11th Floor
                           Marietta, Georgia  30067
                           Attention:    Robert I. Murrie
                           Facsimile:    (770) 767-8580

                  With a copy to:

                           Troutman Sanders LLP
                           NationsBank Plaza
                           600 Peachtree Street, N.E.
                           Suite 5200
                           Atlanta, Georgia  30308-2216
                           Attention:    Patricia A. Wilson, Esq.
                           Facsimile:    (404) 885-3995

                  If to the Shareholders:

                           To the address of each such Shareholder as set forth in such Shareholder's Purchaser's Questionnaire, or at such other address as shall be designated in writing by such Shareholder.

Any party hereto may change its address for purposes of receiving notice pursuant to this Agreement by giving notice of such new address to each other party hereto.

         4.2 Interpretation. The Sections and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmission of signatures shall be deemed originals.

         4.4 Miscellaneous. This Agreement, including its Schedules (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof; (iii) shall not be assigned by operation of law or otherwise; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia.

         4.5 Specific Performance. The parties hereto acknowledge and agree that the benefits to them under this Agreement are unique, that they are willing to enter into this Agreement only upon performance by each other of all of their obligations hereunder and that they will not have an adequate remedy at law if the other fails to perform any of its obligations hereunder. Accordingly, the parties hereby agree that each shall have the right, in addition to any other rights or remedies it may have at law or in equity, to specific performance or equitable relief by way of injunction if the other party fails to perform any of its obligations hereunder.

         4.6 Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with the written consent of HIE and those Shareholders holding a majority of the then outstanding shares of HIE Common Stock which are subject to registration pursuant to the terms of
Section 3 hereof.

         4.7  Diligence. Each of the parties certifies that he, she or it has
(a) received a copy of this Agreement for review and study before being asked to execute it; (b) read this Agreement carefully; (c) had sufficient opportunity before he, she or it executed this Agreement to ask questions about this Agreement, to which he, she or it has received satisfactory answers to any such questions; and (d) understands his, her or its rights and obligations under this Agreement.

         4.8 Binding Effect. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties and their respective legal representatives, heirs, successors and permitted assigns.

         4.9 Severability. If any part of this Agreement or other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect to the greatest extent permitted by law.

         4.10 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.





                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

                                   HEALTHDYNE INFORMATION ENTERPRISES, INC.


                           By:        /s/ Joseph G. Bleser
                                   --------------------------------------------
                                     Title:  Executive Vice President and Chief
                                             Financial Officer


                          "SHAREHOLDERS"


                          Signature:         /s/ Douglas T. Anderson
                                       ----------------------------------------
                                       Douglas T. Anderson (Douglas T. Anderson
                                       and Kerrii B. Anderson, Joint Tenants
                                       with Right of Survivorship)


                          Signature:         /s/ Kerrii B. Anderson
                                       ----------------------------------------
                                       Kerrii B. Anderson (Douglas T. Anderson
                                       and Kerrii B. Anderson, Joint Tenants
                                       with Right of Survivorship


                          Signature:         /s/ Larry W. Anderson
                                       ----------------------------------------
                                       Larry W. Anderson


                          Signature:         /s/ Molly M. Anderson
                                       ----------------------------------------
                                       Molly M. Anderson


                          Signature:         /s/ Chris T. Anton
                                       ----------------------------------------
                                       Chris T.  Anton


                          Signature:         /s/ John L. Babitt
                                       ----------------------------------------
                                       John L. Babitt


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                          Signature:         /s/ Robert S. Barklay, Jr.
                                       ---------------------------------------
                                       Robert S. Barklay, Jr.


                          Signature:         /s/ Richard J. Candela
                                       ---------------------------------------
                                       Richard J. Candela


                          Signature:         /s/ James J. Chester
                                       ---------------------------------------
                                       James J. Chester


                          Signature:         /s/ John J. Chester
                                       ---------------------------------------
                                       John J. Chester


                          Signature:         /s/ Richard T. Day
                                       ---------------------------------------
                                       Richard T. Day


                          Signature:         /s/ Donald W. Dick
                                       ---------------------------------------
                                       Donald W. Dick (Donald W. Dick and
                                       Richard E. Dick, Joint Tenants with
                                       Right of Survivorship)


                          Signature:         /s/ Richard E. Dick
                                       ---------------------------------------
                                       Richard E. Dick (Donald W. Dick and
                                       Richard E. Dick, Joint Tenants with
                                       Right of Survivorship)


                          Signature:         /s/ Richard W. Gambs
                                       ---------------------------------------
                                       Richard W. Gambs


                          Signature:         /s/ Steven J. Jefferis
                                       ---------------------------------------
                                       Steven J. Jefferis


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                          Signature:              /s/ Scott A. Jones
                                       ----------------------------------------
                                       Scott A. Jones


                          Signature:              /s/ Gary L. Jordan
                                       ----------------------------------------
                                       Gary L. Jordan (individually and, with
                                       Annette J. Jordan, Joint Tenants with
                                       Right of Survivorship)


                          Signature:              /s/ Annette J. Jordan
                                       ----------------------------------------
                                       Annette J. Jordan (Gary L. Jordan and
                                       Annette J. Jordan, Joint Tenants with
                                       Right of Survivorship)


                          Signature:              /s/ John P. Kennedy
                                       ----------------------------------------
                                       John P. Kennedy (AmeriTrade, Inc. Cust.
                                       FBO John P. Kennedy, SEP IRA
                                       A/C #341-028439)


                          Signature:              /s/ Ernest Kreutzer, M.D.
                                       ----------------------------------------
                                       Ernest Kreutzer, M.D. (Midwest
                                       Physician Anesthesia Services, Inc.
                                       Profit Sharing Ernest Kreutzer, M.D.
                                       Directed)


                          Signature:              /s/ Scott T. Mallory
                                       ----------------------------------------
                                       Scott T. Mallory


                          Signature:              /s/ John William Martin
                                       ----------------------------------------
                                       John William Martin


                          Signature:             /s/ M.E. Palloto
                                       ----------------------------------------
                                       Monaghan Reinsurance Co. Limited


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                          Signature:                 /s/ John B. Patton
                                            -----------------------------------
                                            John B. Patton


                          Signature:                 /s/ Michael H. Perrini
                                            -----------------------------------
                                            Michael H. Perrini


                          Signature:                 /s/ John J. Perrini
                                            -----------------------------------
                                            John J. Perrini


                          Signature:                 /s/ David A. Richards
                                            -----------------------------------
                                            David A. Richards (Ameritrade, Inc.
                                            Cust. FBO David J. Richards, IRA
                                            A/C #341-028439)


                          Signature:                 /s/ Diane M. Rose
                                            -----------------------------------
                                            Diane M. Rose (Diane M. Rose and
                                            Lawrence  M. Rose, Joint Tenants
                                            with Right of Survivorship)


                          Signature:                 /s/ Lawrence M. Rose
                                            -----------------------------------
                                            Lawrence M. Rose (Diane M. Rose
                                            and Lawrence M. Rose, Joint Tenants
                                            with Right of Survivorship)


                          Signature:                 /s/ Mark D. Shary
                                            -----------------------------------
                                            Mark D. Shary


                          Signature:                 /s/ Mark F. Taggart
                                            -----------------------------------
                                            Mark F. Taggart (Mark F. Taggart
                                            and Suzanne C. Taggart, Joint
                                            Tenants with Right of Survivorship)


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                          Signature:            /s/ Suzanne C. Taggart
                                       ----------------------------------------
                                       Suzanne C. Taggart (Mark F.Taggart and
                                       Suzanne C. Taggart, Joint Tenants with
                                       Right of Survivorship)


                          Signature:            /s/ Gordon Taylor
                                       ----------------------------------------
                                       Gordon Taylor (Gordon Taylor and Jean G.
                                       Taylor, Joint Tenants with Right of
                                       Survivorship)


                          Signature:            /s/ Jean G. Taylor
                                       ----------------------------------------
                                       Jean G. Taylor (Gordon Taylor and Jean
                                       G.  Taylor, Joint Tenants with Right of
                                       Survivorship)


                          Signature:            /s/ James R. Thorson, Jr.
                                       ----------------------------------------
                                       James R. Thorson, Jr. (James R.
                                       Thorson,  Jr. and Kelley K. Thorson,
                                       Joint Tenants with Right of Survivorship)


                          Signature:            /s/ Kelley K. Thorson
                                       ----------------------------------------
                                       Kelley K. Thorson (James R. Thorson,  Jr.
                                       and Kelley K. Thorson, Joint Tenants
                                       with Right of Survivorship)



                             VOLPE, BROWN, WHELAN & COMPANY, LLC



                                       By:      /s/ Steven D. Piper
                                             -----------------------------
                                       Its:  Compliance Officer

                                   SCHEDULE A


LIST OF DOCUMENTS RECEIVED FROM HEALTHDYNE INFORMATION ENTERPRISES, INC. FOR REVIEW


1. Form 10-K of Healthdyne Information Enterprises, Inc. for the fiscal year ended December 31, 1997.

2.    1997 Annual Report to Shareholders of Healthdyne Information Enterprises,
      Inc.

3. Notice of Meeting and Proxy Statement for 1998 Annual Meeting of Shareholders of Healthdyne Information Enterprises, Inc.

4. Draft of the Agreement and Plan of Merger by and among Healthdyne Information Enterprises, Inc., HIE Acquisition Corporation, HUBLink, Inc. and Mark D. Shary.

5.    Description of the Healthdyne Information Enterprises, Inc. Capital Stock.